CONSULTING AGREEMENT

Agreement made as of August 16, 1999 by and between eConnect Incorporated, a Nevada corporation, 2500 Via Cabrillo Marina, Suite 112, San Pedro, CA 90731 ("Contractor") and eMarkit, Incorporated, a Nevada corporation, 6339 E. Greenway Road, Suite 102-215, Scottsdale, AZ 85254 ("Contractee").

                                 WITNESSETH

Whereas, Contractor requires expertise in the area of public corporate consulting to support its business and growth; and

Whereas, Contractee has substantial contacts among the members of the investment community and desires to act as a consultant to provide financial and consulting services.

Now, therefore, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically thereby, the parties agree as follows:

(1) Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

1.1  Affiliate - any person or entities controlled by a party.

1.2  Contractor - the Contractor who uses the services of Contractee.

1.3 Contractor Clients - the Contractor's clients who use the services of Contractee through the Contractor.

1.4 Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Contractor and Contractee shall each appoint a Contact Person to be
responsible for their respective duties.   In the even that one
party gives notice to the other party in writing that in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within ten (10) days of said notice.

1.5 Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of the in-house activities in fulfillment of the scope of the Agreement.

1.6 Equity - cash, securities or liquid assets, specifically excluding real property.

1.7 Payment or Payable of Kind - distribution of the proceeds of a transaction in the same type and form was given as valuable consideration for the transaction.

(2) Contact Persons. The Contact Person for Contractor is Thomas Hughes. The Contact Person for Contractee is Frank Mecoli.

(3) Services To Be Rendered By Contractee. Services to be rendered by Contractee are as follows:

3.1 Stock Performance. The parties agree that performance of Contractee shall not be based on the price of the stock and not to affect the price of the stock. Contractor understands that Contractee has no control with regard to the price of these securities.

3.2 Advice and Counsel. Contractee will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders/investor, merger/acquisition candidates, joint ventures, corporate partners and others involving financial and financially related transactions.

3.3 Introduction to the Securities Brokerage Community. Contractee has a close association with broker/dealers and investment professionals across the country and will enable contact between Contractor and/or Contractor Clients to facilitate business transactions among them. Contractee shall use their contacts in the brokerage community to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. Contractee understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor and/or Contractor Clients.

3.4 Market Making Intelligence. Contractee knows market-makers and has access through its network and Contractee will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to information on price and volume) to Contractor in a timely fashion with respect to securities in which contractor has an interest. Contractor understands that this information is available from other sources but acknowledges that Contractee can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Contractor with respect to the activities of any other Contractee customer's accounts without such customer's prior consent.

3.5  Contractor and/or Contract Client Transaction Due Diligence.
Contractee will undertake due diligence on all proposed financial transactions affecting the Contractor, including investigation and advice on the financial, valuation and stock price implications thereof.

3.6 Additional Duties. Contractor and Contractee shall mutually agree upon any additional duties, which Contractee may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit "A".

3.7 Best Efforts. Contractee shall devote such time and best efforts as may be reasonably necessary to perform its services. Contractee is not responsible for the performance of any services, which may be rendered hereunder without Contractor providing the necessary information prior thereto. Contractee cannot guarantee results on behalf of Contractor but shall pursue all avenues available through its network of financial contacts. At such time as an interest is expressed in Contractor's needs, Contractee shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation to be paid hereunder is being paid by Contactor to have Contractee remain available to assist it with transactions on an as-needed basis.

4)  Compensation to Contractee

4.1 Initial Fee. Contractor does agree to pay Contractee an initial fee of One Million (1,000,000) "free-trading" shares of eConnect stock deemed fully earned upon execution hereof for Contractee's initial setup activities which are necessary for Contractee to provide the services herein. Immediately upon signature of this Agreement by Contractor and Contractee, One Million (1,000,000) "free-trading" shares shall be deposited in Contractee's account of choice. Contractor and Contractee agree that these 1,000,000 shares shall be sold without any restrictions in order to provide Contractee with the necessary capital to initiate its program on behalf of Contractor. In addition, 1,000,000 warrants exercisable at $1.00 per share, which expire on December 31, 2000, shall be issued to Contractee immediately upon signature of this Agreement by Contractor and Contractee. The 1,000,000 warrants shall be sent directly to eMarkit, Incorporated at 6339
E. Greenway Road, Suite 102-215, Scottsdale, AZ 85254. This fee shall be considered in arrears if not received by the tenth
(10th) business day following execution of this Agreement.

4.2 Additional Fees. Contractor and Contractee shall mutually agree upon any additional fees, which Contractor may pay in the future for services rendered by Contractee under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made apart hereof as Exhibits beginning with Exhibit "A".

4.3 Extraordinary Expenses. Extraordinary expenses of Contractee shall be submitted to Contractor for approval prior to expenditure and shall be paid by Contractor within ten (10) business days of receipt of Contractee's request for payment.

4.4  Finder Fees.

4.4.1 In the event Contractee introduces Contractor or a Contractor affiliate to any third party funding source(s), underwriter(s), or merger partner(s) which arrive at a mutual funding, underwriting or merger agreement, Contractor hereby agrees to pay Contractee an advisory fee of five percent (5%) of the gross proceeds derived from such funding, payable upon the consummation of such funding of underwriting, even though the term of this Agreement may have expired.

4.4.2 Contractor hereby directs and authorizes funding source(s) or underwriter(s), or merger partner(s) which arrive at a mutual funding, underwriting or merger agreement, Contractor hereby agrees to pay Contractee an advisory fee of five percent (5%) of the gross proceeds derived from such funding, payable upon the consummation of such funding of underwriting, even though the term of this Agreement may have expired.

4.4.3 Contractee may, at is sole option, elect to receive all or a portion of said advisory fee as payment in kind, i.e., pro-rata in the same form and type of securities, equity, or financing instruments issued to the funding source or underwriter by Contractor. In the even the exercise of this option results in additional expense over and above the expenses of the funding and/or underwriting then the additional expenses shall be borne by Contractor. In addition, the exercise of this option by Contractee shall not impede or otherwise have a negative effect on the funding or underwriting.

4.5 Interest of Funds Due. Contractor shall pay interest on all payments in arrears due Contractee at the rate of ten percent
(10%) per annum.

5) Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6) Contractor Representations. Contractor hereby represents, covenants and warrants to Contractee as follows:

6.1 Authorization. Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Contractor or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Contractor is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

6.3 Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referenced herein to which Contractor is a party are valid and in full force and effect.

6.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court of governmental or other regulatory or administrative agency or commission pending or to the best knowledge of Contractor threatened against or involving Contractor, or which questions or challenges the validity of this Agreement and its subject matter; and Contractor does not know or have any reason to know if any valid basis for any such action, proceeding or investigation exists.

6.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

6.6 Contractee's Reliance. Contractee has and will rely upon the documents, instruments and written information furnished to Contractee by the Contractor's officers or designated employees and:

6.6.1 Contractor Material. All representations and statements provided about Contractor are true, complete and accurate. Contractor agrees to indemnify, hold harmless, and defend Contractee, its officers, directors, agents, consultants and employees at Contractor's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material or written information supplied to Contractee; and

6.6.2 Contractor Client and Other Material. All representations and statements provided, other than about
Contractor, are to the best of its knowledge true, complete and accurate.

6.7  Services Not Expressed or Implied.

6.7.1 Contractee is not a registered Broker/Dealer and will not and cannot directly solicit the buying or selling of Contractor securities. Contractee has not agreed with Contractor, in this agreement or any other agreement, verbal or written, to be a market maker in any specific securities in which Contractor or Contractor Client has an interest; and

6.7.2 Any payments made herein to Contractee are not, and shall not be construed as, compensation to the Contractee for the purposes of making a market, to cover Contractee's out-of-pocket expenses for making a market, or for the submission by Contractee of an application to make a market in any securities; and

6.7.3 No payments made herein to Contractee are for the purposes of affecting the price of any security or influencing any market-making functions, including but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7) Confidentiality. Contractee and Contractor each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. Contractee and Contractor shall each require their employees, agents, affiliates, subcontractors, other licenses, and other who will properly have access to the information through Contractee and Contractor respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

8)  Miscellaneous Provisions.

8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of Contractee and Contractor or by their duly authorized respective officers.

8.2 Waiver of Compliance. Any failure of Contractee on the one hand, or Contractor on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 Expenses: Transfer Taxes, etc. Whether or not the transaction contemplated by this Agreement shall be consummated, Contractor agrees that all fees and expenses incurred by Contractee in connection with this Agreement shall be borne by Contractor and Contractor agrees that all fees and expenses incurred by Contractor in connection with this Agreement shall be borne by Contractor, including, without limitation as to Contractee or Contractor, all fees of counsel and accountants.

8.4 Other Business Opportunities. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities.

8.5 Compliance with Regulatory Agencies. Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

8.6 Notices. Any notices to be given hereunder by an party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change their address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three
(3) days after mailing.

8.7 Assignment. This Agreement and all of the provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Contractor without the prior written consent of Contractee, except by operation of law.

8.8 Delegation. Neither party shall delegate the performance of its duties under this Agreement without prior written consent of the other party.

8.9 Publicity. Neither Contractee nor Contractor shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law doctrine. Contractor and Contractee agree that if action is instituted to enforce or interpret any provision of this Agreement then jurisdiction and venue shall be Clark County, Nevada.

8.11 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.

8.12 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.13 Entire Agreement. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire Agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.14 Third Parties. Except as specifically set forth or referenced to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.15 Attorney's Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.16 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

8.17 Further Assurance. Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.18  Right to Data After Termination.  After termination of this
Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

8.19 Relationships of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any commercial nor other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be severable and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers and employees, from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agents, consultants and affiliates.

9) Terms of Agreement and Termination. This Agreement shall be effective upon execution, and shall continue for one (1) year unless terminated sooner, by either party, upon giving to the other party thirty (30) days written notice, after which time this Agreement is terminated. Contractee shall be entitled to any fees stipulated in Exhibit "A", finder's fees for funding or underwriting commitments entered onto within one (1) year after the termination of this Agreement if said fees for services, funding or underwriting was the result of Contractee's efforts prior to the termination of this Agreement.

10) Arbitration. Contractor agrees that all controversies which may arise between Contractor and Contractee concerning any transaction, the construction, performance, or breach of this or any other agreement between Contractor and Contractee, whether entered into prior, on or subsequent to the date hereof, including any controversy based on an expressed or implied right of action under any state securities laws, shall be determined by arbitration. Contractor understands that:

10.1 Arbitration is Final. Arbitration is final and binding on the parties.

10.2 Waiver of Right. The parties waive their right to seek remedies in court, including the right to a jury trial.

10.3 Pre-Arbitration. Pre-arbitration discovery is generally more limited than and different from court proceedings.

10.4 Arbitrators' Award. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

10.5 Panel of Arbitrators. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Any arbitration under this Agreement shall be in compliance with the Federal Arbitration Act. Contractor may elect whether arbitration shall be provided by the National Association of Securities Dealers, Inc. or any facility provided by an exchange or market if applicable. If Contractor fails t make such election, by certified mail to Contractee at their address of record, before the expiration of five (5) days after receipt of a written request from Contractee with regard to such election, then Contractee shall make such election.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                       eConnect


                                      /s/  Thomas S. Hughes
                                      Thomas S. Hughes

                                      eMarkit, Incorporated


                                     /s/  Robert Bragg
                                     Robert Bragg, President

                              EXHIBIT "A"

DATE:

TO:

FOR SERVICES RENDERED PURSUANT TO SECTION NO. 3 OF THE CONSULTING
AGREEMENT $00 AND/OR 1,000,000 "FREE-TRADING" SHARES OF ECONNECT
STOCK AND 1,000,000 WARRANTS EXERCISABLE AT $1.00 PER SHARE WHICH
EXPIRE ON DECEMBER 31, 2000.

Insert name of institution here

DTC Instructions:

Non-customer House Account No. ___________,   Account No.  ________

Trading Account No.  ______________

Client Account No. (   ) _ _ _ / _ _ _ / _ _ _

Clearing No.
DTC No.

Insert name and address of institution here

Attention:
Telephone
(FAX)

WIRE INSTRUCTIONS:

Insert bank wire instructions here.